Exhibit 10.3

Voluntary Pooling Agreement

THIS AGREEMENT made as of the 1st day of July, 2004

BETWEEN:

C.O.R.E. (USA) COMMUNITY-ORIENTED RESOURCE ENVIRONMENT, INC., a Nevada corporation having its office at 14320 Marc Road, Maple Ridge, British Columbia V4R 2G5; Fax no. (604) 294-1137

("CORE")

AND:

COMPUTERSHARE INVESTOR SERVICES INC., located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia, V6C 3B9

(the "Pooling Agent")

AND:

THE UNDERSIGNED SHAREHOLDER OF CORE

(the "Pooling Parties")

WHEREAS:

  The Pooling Party has agreed to subscribe for common shares of CORE (the "Private Placement");

  Upon closing of the Private Placement, CORE will issue at least the number of shares of common stock (the "Pooled Shares") to the Pooling Party as described in Schedule A; and

  The Pooling Parties have agreed to deposit their Pooled Shares with the Pooling Agent, and the Pooling Agent has agreed to hold such securities, in accordance with the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), each of the parties covenants and agrees with the other party as follows:

1. Appointment of Pooling Agent. Each Pooling Party hereby deposits with the Pooling Agent, to be held in escrow under this Agreement, the Pooled Shares as described in Schedule A, and agrees to deliver to the Pooling Agent forthwith any certificates evidencing such securities, and hereby authorizes the Pooling Agent to hold such certificates under the terms and conditions of this Agreement.

2. Direction to Pooling Agent. CORE and each Pooling Party direct the Pooling Agent to retain the Pooled Shares in escrow and the Pooling Agent agrees to retain the Pooled Shares in escrow until the Pooled Shares are released from escrow pursuant to the terms of this Agreement.

3. Term and Termination. This Agreement shall be effective as of the closing of the transactions contemplated by the Private Placement and shall continue until terminated according to paragraph 17 or upon the release of all Pooled Shares according to paragraphs 4 and 21, whichever is the earlier to occur.

4. Release of Pooled Shares. Subject to earlier release pursuant to paragraphs 17, 20, and 21, the Pooling Agent will release the Pooled Shares as set out in Schedule A.

5. No Transfer of Pooled Shares. The Pooling Parties shall not sell, deal in, assign, transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever any of the Pooled Shares or beneficial ownership of or any interest in them; and the Pooling Agent shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal or beneficial ownership of or interest in the Pooled Shares, except as may be required by reason of the bankruptcy of the Pooling Parties, in which case the Pooling Agent shall hold the certificates for these shares subject to this Agreement for whatever person or persons, firm or corporation that may become legally entitled thereto.

6. Duties of Pooling Agent. The Pooling Agent hereby accepts the duties and responsibilities placed on it under this Agreement and agrees to perform the same in accordance with the terms hereof. The Pooling Agent will have no duties or obligations in respect of the Pooled Shares other than those specifically set forth herein. The Pooling Agent will not be bound in any way by any other contract or agreement between the parties hereto whether or not the Pooling Agent has knowledge thereof or of its terms and conditions and the Pooling Agent's only duty, liability and responsibility shall be to hold and deal with the Pooled Shares in accordance with this Agreement. The Pooling Agent will be entitled, unless it has knowledge to the contrary, to assume that any notice and evidence received pursuant to these instructions from either the Pooling Parties or CORE have been duly executed by the party by whom it purports to have been signed and the Pooling Agent will not be obligated to enquire into the sufficiency or authority of any signatures appearing on such notice or evidence. The Pooling Agent shall have no responsibility in respect of the loss of the certificates representing the Pooled Shares, except to exercise such care in the safekeeping thereof as it would exercise if the said certificates were property of the Pooling Agent. The Pooling Agent shall not be liable for any error of judgement, any act done or omitted by it in good faith, or for anything which it may, in good faith, do or refrain from doing in connection herewith or for any mistake of fact or law. The Pooling Agent shall not be answerable for the default or misconduct of any agent or legal counsel employed or appointed, at its discretion, by it if such agent or legal counsel shall have been selected with reasonable care.

7. No Duress. The Pooling Parties agree that the Pooled Shares have not been pooled due to duress or undue influence.

8. Pooling Agent Not a Trustee. The Pooling Agent accepts duties and responsibilities under this Agreement, and the escrow securities and any share certificates or other evidence of these securities, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Pooling Agent shall owe no duties hereunder as a trustee.

9. Pooling Agent Not Responsible for Genuineness. The Pooling Agent will not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any escrow security deposited with it.

10. Pooling Agent Not Responsible for Furnished Information. The Pooling Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Pooling Agent receives as a condition to a release from escrow or a transfer of escrow securities within escrow under this Agreement.

11. Pooling Agent Not Responsible after Release. The Pooling Agent will have no responsibility for escrow securities that it has released to a Pooling Party or at a Pooling Party's direction according to this Agreement.

12. Indemnification of Pooling Agent. CORE and each Pooling Party hereby jointly and severally agree to indemnify and hold harmless the Pooling Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from gross negligence, willful misconduct or bad faith on the part of the Pooling Agent. This indemnity survives the release of the escrow securities, the resignation or termination of the Pooling Agreement and the termination of this Agreement.

13. Additional Provisions

(a) The Pooling Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Pooling Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

(b) The Pooling Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other Parties and, if the duties or indemnification of the Pooling Agent in this Agreement are affected, unless it has given its prior written consent.

(c) The Pooling Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Pooling Agent will give written notice to CORE as soon as practicable that it has retained legal counsel or other advisors. CORE will pay or reimburse the Pooling Agent for any reasonable fees, expenses and disbursements of such counsel or advisors.

(d) In the event of any disagreement arising under the terms of this Agreement, the Pooling Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the Parties or by a court of competent jurisdiction.

(e) The Pooling Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility arising under any other agreement, including any agreement referred to in this Agreement, to which the Pooling Agent is not a party.

(f) The Pooling Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

(g) The Pooling Agent is authorized to cancel any share certificate delivered to it and hold such Pooling Party's pooled securities in electronic, or uncertificated form only, pending release of such securities from escrow.

(h) The Pooling Agent will have no responsibility with respect to any pool securities in respect of which no share certificate or other evidence or electronic or uncertificated form of these securities has been delivered to it, or otherwise received by it.

14. Limitation of Liability of Pooling Agent. The Pooling Agent will not be liable to any of the Parties hereunder for any action taken or omitted to be taken by it under or in connection with this Agreement, except for losses directly, principally and immediately caused by its bad faith, wilful misconduct or gross negligence. Under no circumstances will the Pooling Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the collective liability of the Pooling Agent under or in connection with this Agreement to any one or more Parties, except for losses directly caused by its bad faith or willful misconduct, exceed the amount of its annual fees under this Agreement or the amount of three thousand dollars ($3,000.00), whichever amount shall be greater.

15. Remuneration of Pooling Agent. CORE will pay the Pooling Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days' written notice. CORE will reimburse the Pooling Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Pooling Agent, payable on demand.

16. Further Indemnification of Pooling Agent. It is further agreed by and between the parties hereto and, without restricting the foregoing indemnity, that in the event proceedings should hereafter be taken in any Court respecting the Pooled Shares, the Pooling Agent shall not be obliged to defend any such action or submit its rights to the Court until it shall have been indemnified by other good and sufficient security in addition to the indemnity given against its costs of such proceedings.

17. Resignation or Termination of Pooling Agent.

(a) If the Pooling Agent wishes to resign as Pooling Agent in respect of the Pooled Shares, the Pooling Agent shall give notice to CORE.

(b) CORE may terminate the services of the Pooling Agent under this Agreement by providing written notice of termination to the Pooling Parties and CORE.

(c) The resignation or termination of the Pooling Agent shall be effective and the Pooling Agent shall cease to be bound by this Agreement on the date that is 60 days after the date of receipt of the notice referred to in paragraph 17(a) or 17(b) or on such other date as the Pooling Agent and CORE may agree upon, provided that the resignation or termination date must not be less than 10 business days before a release date set forth in paragraph 4.

(d) If the Pooling Agent resigns or is terminated, CORE shall be responsible for ensuring that the Pooling Agent is replaced not later than the effective date of the resignation or termination. CORE's appointment of a replacement pooling agent shall be binding on CORE and the Pooling Parties, provided that the replacement pooling agent delivers to CORE an executed acknowledgement of this Agreement.

(e) Upon the effective date of the resignation or termination of the Pooling Agent as described in paragraphs 17(c), the Pooling Agent will release the Pooled Shares then held by the Pooling Agent to a new pooling agent as appointed by CORE. If CORE has not appointed a new pooling agent by the effective date, the Pooling Agent will release the Pooled Shares to a court of competent jurisdiction.

18. Corporate Reorganization. The parties hereto agree that the provisions of this Agreement relating to the Pooled Shares shall apply mutatis mutandis to any shares or securities into which the Pooled Shares may be converted, changed, reclassified, redivided, redesignated, subdivided or consolidated and to any shares or securities of CORE or of any successor or continuing company or corporation of CORE that may be received by the registered holder of the Pooled Shares on a reorganization, amalgamation, consolidation or merger, statutory or otherwise, including the release calculation which will be adjusted so that the proportion of the Pooled Shares available for release is unaffected by the alteration of the capital of CORE.

19. Voting of and Dividends and Distributions on Pooled Shares. The provisions of this Agreement relating to the Pooled Shares shall not affect the exercise of any voting right, or any right to receive dividends or any other distribution, of the Pooling Parties in respect of such Pooled Shares. If, during the period in which any of the Pooled Shares are retained in escrow pursuant to this Agreement, any dividend or other distribution is received by the Pooling Agent in respect of Pooled Shares, the Pooling Agent shall forthwith transfer such dividend or distribution to the Pooling Party entitled thereto.

20. Permitted Transfer Upon Bankruptcy. In the event of bankruptcy of a Pooling Party, the Pooled Shares of the Pooling Party may be transferred within escrow to the trustee in bankruptcy or other person legally entitled to such Pooled Shares, provided that the Pooling Agent first receives:

(a) a certified copy of either:

(i) the assignment in bankruptcy of the Pooling Party filed with the superintendent of bankruptcy; or

(ii) the receiving order adjudging the Pooling Party bankrupt;

(b) a certified copy of a certificate of appointment of the trustee in bankruptcy;

(c) a transfer power of attorney, duly executed by the transferor; and

(d) an acknowledgement and agreement to be bound by this Agreement signed by the trustee in bankruptcy or other person legally entitled to the Pooled Shares reflecting the transfer.

21. Release upon Death. Upon the death of an individual Pooling Party, the Pooled Shares of that Pooling Party shall be released from escrow and the Pooling Agent shall deliver all certificates evidencing such Pooled Shares to the legal representative of the deceased Pooling Party, provided that the Pooling Agent first receives:

(a) a certified copy of the death certificate; and

(b) such evidence of the legal representative's status that the Pooling Agent may reasonably require.

22. Notices. Any notice or other document required to be given hereunder by any party shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail or facsimile transmission to, or delivered at, the address of the other party set forth at the beginning of this Agreement or at such other address as the other party may from time to time direct in writing, and any such notice shall be deemed to have been received, if mailed, three (3) days after the time of mailing, or if sent by facsimile transmission one (1) business day after the time of facsimile transmission, and if delivered, upon the date of delivery. If normal mail or facsimile transmission service is or are interrupted by strike, slow-down, force majeure or other cause, a notice sent by the impaired means of communication will not be deemed to be received until actually received, and the party sending the notice shall utilize any other such services which have not been so interrupted or shall deliver such notice in order to ensure prompt receipt thereof. Notice will be deemed given when received or if delivery is refused on the date delivery is so refused.

23. Time of Essence. Time shall be of the essence of this Agreement.

24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

25. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors and permitted assigns.

26. Additional Documents. Each of the parties hereto shall execute such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

27. Execution by Counterparts. This Agreement may be executed by the parties hereto in as many counterparts as may be necessary and such executed copy may be transmitted by telecopied facsimile, and each such agreement so executed and such reproduction of signatures by facsimile shall be deemed to be an original and such counterparts together shall constitute a valid and binding agreement, and notwithstanding the date of execution shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

C.O.R.E. (USA) COMMUNITY-ORIENTED
RESOURCE ENVIRONMENT, INC.

per:
Authorized Signatory

COMPUTERSHARE INVESTOR SERVICES INC.

per:
Authorized Signatory

Schedule A to Voluntary Pooling Agreement

Pooling Party

Name:
Signature:
Address for Notice:
City, Province, Postal
Telephone no. Facsimile no. Email address

Pooled Shares Held and Release Dates:
Release Dates	Number of common shares of CORE	Certificate(s) (if applicable)
July 1, 2005 (shares purchased at US$0.005 per share)
July 1, 2006 (shares purchased at US$0.0025 per share)
July 1, 2007 (shares purchased at US$0.0001 per share)
Total